SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 3 TO
                               ------------------
                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 26, 2002


                           Fenway International, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

Nevada                            Commission File # 000-30174        98-0203850
------                                                               ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

308-409 Granville Street, Vancouver, British Columbia, Canada           V6C 1T2
--------------------------------------------------------------          -------
(Address of principal executive offices)                              (Zip Code)


               Registrant's telephone number, including area code:
                                  604.844.2265
                                  ------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN THE REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

On December 26, 2002, Moffitt & Company, P.C., ("Moffitt"), the Registrant's independent accountant, resigned. Effective as of May 23, 2003, the Registrant's new independent accountant is Farber & Hass, LLP, certified public accountants ("Farber"). The Registrant retained the accounting firm of Farber on May 23, 2003 to make an examination of the financial statements of the Company for the 2002 fiscal year. The Registrant authorized Moffitt to respond fully to any inquiries from Farber and to make its work papers available to Farber.


The reports of Moffitt for the fiscal years ended December 31, 2000 and December 31, 2001 and through the period ended December 26, 2002, did not contain any adverse opinion, disclaimer of opinion, or qualification or modification as to the certainty, audit scope or accounting principles, except for the modification as to our ability to continue as a going concern. The Registrant has not filed any interim or year end reports since March 31, 2002.

During the fiscal years ended December 31, 2000 and December 31, 2001 and through the period ended December 26, 2002 there were no disagreements between the Registrant and Moffitt on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Farber, the Registrant did not consult with Farber regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. In addition, the fiscal years ended December 31, 2000 and December 31, 2001 and through the period ended December 26, 2002 there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO EXHIBITS
-----------------

16.1 Letter from Moffitt Accountancy Corporation, certified public accountants, to the Securities and Exchange Commission dated July 10, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Fenway International, Inc.


July 9, 2003                         By:       /s/ H. John Wilson
                                               --------------------------------
                                               H. John Wilson, President